Exhibit 99.2

NEWS

Charter Announces $100 Million Tender Offer for Debt Securities

ST. LOUIS--March 6, 2007--Charter Communications, Inc. (NASDAQ:CHTR) announced today that its indirect subsidiary, Charter Communications Holdings, LLC (“Charter Holdings”), has commenced a cash tender offer (the “Tender Offer”) for certain of its outstanding senior notes listed in the table below (the “Notes”). Charter Holdings is offering to purchase an amount of its outstanding Notes such that the amount Charter Holdings would be required to pay for the purchase of the Notes in total (including accrued and unpaid interest) in the Tender Offer shall not exceed $100 million (the “Maximum Payment Amount”), in accordance with the terms and conditions described in the Offer to Purchase dated March 6, 2007. The Tender Offer will expire at 5:00 PM Eastern Daylight Time (EDT), on Tuesday, April 3, 2007, unless extended or earlier terminated (the “Expiration Time”).

The total consideration payable for the Notes is a fixed price. All Notes tendered will be accepted for purchase in a specified priority. The following table includes the series of Notes subject to the Tender Offer, the acceptance priority of each series, and the consideration for each series:

CUSIP Number(s)	Title of Security	Principal Amount Outstanding(1)	Acceptance Priority Level	Tender Offer Consideration(2)	Early Tender Premium(2)	Total Consideration(2)
16117PAK6	10.00% Senior Notes due 2009	$104,840,000	1	$998.75	$15.00	$1,013.75
16117PAT7	10.75% Senior Notes due 2009	$70,713,000	1	$1,013.75	$15.00	$1,028.75
16117PAZ3 16117PAY6	9.625% Senior Notes due 2009	$52,120,145	1	$993.75	$15.00	$1,008.75
16117PAL4	10.25% Senior Notes due 2010	$32,255,000	2	$996.25	$15.00	$1,011.25
16117PAM2	11.75% Senior Discount Notes due 2010	$21,208,000	2	$1,002.50	$15.00	$1,017.50
16117PAV2	11.125% Senior Notes due 2011	$52,086,000	3	$990.00	$15.00	$1,005.00
16117PAW0	13.50% Senior Discount Notes due 2011	$61,815,000	3	$1,028.75	$15.00	$1,043.75
16117PAF7	9.920% Senior Discount Notes due 2011	$62,995,713	3	$987.50	$15.00	$1,002.50
16117PBB5	10.00% Senior Notes due 2011	$71,430,000	3	$987.50	$15.00	$1,002.50
16117PBD1	11.75% Senior Discount Notes due 2011	$54,567,000	3	$997.50	$15.00	$1,012.50
16117PBH2	12.125% Senior Discount Notes due 2012	$91,012,000	3	$997.50	$15.00	$1,012.50

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(1) Aggregate principal amount outstanding as of March 5, 2007.
(2) Per $1,000 principal amount of Notes that are accepted for purchase

Holders tendering their Notes at or prior to 5:00 PM ET, on Monday, March 19, 2007, unless extended or earlier terminated (the “Early Tender Time”), will receive the Total Consideration, which includes an Early Tender Premium, in each case as set forth in the preceding table. Holders that tender their Notes after the Early Tender Time but at or prior to the Expiration Time will receive the Tender Offer Consideration, which is the Total Consideration less the Early Tender Premium. In addition, in all cases, holders of Notes that are accepted for purchase will receive accrued and unpaid interest from the last interest payment date for such series of Notes to, but not including, the date the Notes are purchased.

If Notes are validly tendered and not withdrawn at the Expiration Time, such that the amount Charter Holdings would be required to pay for the purchase of such Notes, together with accrued and unpaid interest, exceeds the Maximum Payment Amount, Charter Holdings will (subject to the terms and conditions of the Tender Offer) accept Notes for purchase in accordance with the “Acceptance Priority Level” set forth in the preceding table. If the Maximum Payment Amount is adequate to purchase some but not all tendered Notes having a particular Acceptance Priority Level, Charter Holdings will prorate the amount of Notes having such Acceptance Priority Level to be purchased. Except as set forth in the Offer to Purchase or as required by applicable law, Notes tendered prior to 5:00 PM EDT, on Monday, March 19, 2007 (the “Withdrawal Deadline”), may be withdrawn at or prior to the Withdrawal Deadline, and Notes tendered after the Withdrawal Deadline but before the Expiration Time may not be withdrawn except to the extent required by law. Charter Holdings may increase the Maximum Payment Amount for the Notes at its discretion without extending the Withdrawal Deadline.

The Tender Offer is conditioned on the satisfaction of certain limited conditions. If any of the conditions are not satisfied, Charter Holdings is not obligated to accept for payment, purchase, or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event, subject to applicable laws, and may terminate the Tender Offer.

Citigroup Corporate and Investment Banking is the Dealer Manager for the Tender Offer. Global Bondholder Services Corporation is the Information Agent and

Depositary. This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer is made only by an Offer to Purchase dated March 6, 2007, and the information in this news release is qualified by reference to the Offer to Purchase. Persons with questions regarding the offer should contact the Dealer Manager at (212) 723-6106 or toll-free at (800) 558-3745, or the Information Agent at (212) 430-3774 or toll-free at (866) 294-2200.

About Charter Communications

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital® video entertainment programming, Charter High-Speed™ Internet access service, and Charter Telephone™ services. Charter Business™ similarly provides scalable, tailored and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services and business telephone. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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Contact:
Mary Jo Moehle
314/543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Charter will not undertake to revise forward-looking projections to reflect events after this date. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to be able to provide under the applicable debt instruments such funds (by dividend, investment or otherwise) to the applicable obligor of such debt;

•	our ability to comply with all covenants in our indentures and credit facilities, any violation of which could trigger a default of our other obligations under cross-default provisions;
•
our ability to pay or refinance debt prior to or when it becomes due and/or to take advantage of market opportunities and market windows to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

•	competition from other video programming distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers and DSL providers;
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unforeseen difficulties we may encounter in our continued introduction of our telephone services such as our ability to meet heightened customer expectations for the reliability of voice services compared to other services we provide and our ability to meet heightened demand for installations and customer service;

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services and to maintain and grow a stable customer base, particularly in the face of increasingly aggressive competition from other service providers;

•	our ability to obtain programming at reasonable prices or to pass programming cost increases on to our customers;
•	general business conditions, economic uncertainty or slowdown; and
•	the effects of governmental regulation, including but not limited to local franchise authorities, on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

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